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      As Filed with the Securities and Exchange Commission on September 24, 2001
                                                       Registration No. 333-____

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                  ---------------------------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                  ---------------------------------------------

                                WORLD GAMING PLC
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

     ENGLAND AND WALES                                     NONE
(STATE OR OTHER JURISDICTION                         (I.R.S. EMPLOYER
OF INCORPORATION OR ORGANIZATION)                  IDENTIFICATION NUMBER)

THE CIBC BANKING CENTRE, OLD PARHAM ROAD
PO BOX 3265, ST. JOHN'S, ANTIGUA, WEST INDIES              N/A
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                (ZIP CODE)

                                WORLD GAMING PLC
                             2001 SHARE OPTION PLAN
                            (FULL TITLE OF THE PLAN)

                                 MICHAEL AYMONG
                    The CIBC Banking Centre, Old Parham Road
                        PO Box 3265, St. John's, Antigua
                 Tel: (268) 480-1657 / Facsimile (268) 480-1656
           (NAME, ADDRESS , INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
            INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                        COPIES OF ALL COMMUNICATIONS TO:

                             JEFFREY R. HOULE, ESQ.
                             Greenberg Traurig, LLP
                        1750 Tysons Boulevard, Suite 1200
                                McLean, VA 22102
                 Tel: (703) 627-1300 / Facsimile: (703) 749-1301

                         CALCULATION OF REGISTRATION FEE

=====================================================================================================================
                                                       Proposed Maximum        Proposed Maximum
  Title of Securities to be        Amount to be        Offering Price          Aggregate            Amount of
        Registered                 Registered          Per Share               Offering Price       Registration Fee
=====================================================================================================================
Ordinary Shares                    15,000,000(1)               (2)             $26,572,804             $6,644
(Pounds) 0.002 par value*
=====================================================================================================================


* Represented by American Depositary Shares in the form of American Depositary Receipts

(1) Comprised of shares issuable pursuant to options under the Registrant's World Gaming plc 2001 Share Option Plan (i) which replaced options issued under the option plan of Starnet Communications International Inc. (the Registrant's predecessor registrant), (ii) granted to employees and contractors of the Registrant, and (iii) not yet granted.

(2) The offering price per share for shares described in footnotes (1)(i) and (1)(ii) are based on the weighted average exercise price of the options therefor. The offering price per share for shares described in footnote (1)(iii) are based on the average of the high and low sale prices of the American Depositary Shares, each representing one (1) ordinary share of the registrant, as reported on the OTC Bulletin Board on September 17, 2001.

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                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


         The information required by Part I is included in documents sent or given to participants in the World Gaming Plc 2001 Share Option Plan ("Plan") of World Gaming plc, an England and Wales corporation ("Registrant"), pursuant to Rule 428(b)(1) under the Securities Act of 1933, as amended.




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                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.       INCORPORATION OF DOCUMENTS BY REFERENCE

     We hereby incorporate by reference in this registration statement the following documents:

(a) Starnet Communications International, Inc. (the Registrant's predecessor registrant, "Starnet") Annual Report on Form 10-K for the year ended April 30, 2000.

(b) All other reports filed by Starnet and the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since the end of the fiscal year covered by the document referred to in (a) above.

(c) The description of the Registrant's ordinary shares contained in the Registrant's registration statement on Form 8-A, as filed with the Securities and Exchange Commission on May 23, 2001.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.       DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5.       INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6.       INDEMNIFICATION OF DIRECTORS AND OFFICERS

     English law does not permit a company to indemnify a director or an officer of the company or any person employed by the company as an auditor against any liability that, by virtue of any rule of law, would otherwise attach to him in respect of negligence, default, breach of duty or breach of trust in relation to the company, except liability incurred by such director, officer or auditor in defending any legal proceedings (whether civil or criminal) in which judgment is given in his favor or in which he is acquitted or in certain instances in which, although he is liable, a court finds that such director, officer or auditor acted honestly and reasonably and that, with regard to all the circumstances, he ought fairly to be excused and relief is granted by the court. English law enables companies to purchase and maintain insurance for directors, officers and auditors against any liability that would otherwise attach to them in respect of any negligence, default, breach of duty or breach of trust in relation to the company. Registrant's articles of association entitles every director, secretary or manager of Registrant, to be indemnified by Registrant against liabilities incurred during the discharge of his or her duties where judgment is given in his or her favor or if the claim is disposed of where he or she has not been found to have been in material breach of his or her duty.


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ITEM 7.       EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8.       EXHIBITS

4.1 Memorandum of Association of World Gaming plc (Incorporated herein by reference from the registrant's Registration Statement on Form F-4, SEC File No. 333-48280 filed on October 19, 2000, Exhibit 3.1).

4.2  Articles of Association of World Gaming Plc.

4.3  World Gaming plc 2001 Share Option Plan.

5.1  Opinion of Altheimer & Gray

23.1 Consent of HJ & Associates, L.L.C.

23.2 Consent of Altheimer & Gray - included in Exhibit 5.1

ITEM 9.       UNDERTAKINGS

(1) The Registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) The Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be treated as a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be treated as the initial bona fide offering thereof.

(3) The Registrant hereby undertakes to file a post-effective amendment to remove from registration any of the securities being registered that remain unsold at the end of the offering.

(4) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will,

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     unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                    SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Alberta, Canada on September 13, 2001.

                                       World Gaming plc

                                       By: /s/ MICHAEL AYMONG
                                       --------------------------------------
                                       Michael Aymong
                                       Chief Executive Officer


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Date: September 13, 2001       By:  /s/ MICHAEL AYMONG
                               -------------------------------------------------
                               Michael Aymong
                               Chief Executive Officer

Date: September 6, 2001        By:  /s/ RODNEY DAVIS
                               -------------------------------------------------
                               Rodney Davis
                               Chief Financial Officer

Date: September 7, 2001        By:  /s/ CLARE ROBERTS
                               -------------------------------------------------
                               Clare Roberts
                               Director

Date: September 7, 2001        By:  /s/ NICHOLAS JACKSON
                               -------------------------------------------------
                               Nicholas Jackson
                               Director

Date: September 6, 2001        By:  /s/ JASON BOLDUC
                               -------------------------------------------------
                               Jason Bolduc
                               Director

Date: September 6, 2001        By:  /s/ WOLF BERGELT
                               -------------------------------------------------
                               Wolf Bergelt
                               Director

Date: September 5, 2001        By:  /s/ FRED HAZELL
                               -------------------------------------------------
                               Fred Hazell
                               Director